Exhibit 99.1

ONE WORLD PHARMA SAS

AUDITED FINANCIAL STATEMENTS

For the Year Ended December 31, 2017

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of One World Pharma, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of One World Pharma, Inc. (the Company) for the period from inception (July 14, 2017) to December 31, 2017, and the related statements of operations, comprehensive income, stockholders’ equity, and cash flows for the period from inception (July 14, 2017) to December 31, 2017, and the related notes and schedules (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the period from inception (July 14, 2017) to December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company suffered a net loss from operations and has a net capital deficiency, which raises substantial doubt about its ability to continue as a going concern. Managements plans regarding those matters are also discussed in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

We have served as the Company’s auditor since 2018.
Houston, TX
February 22, 2019

ONE WORLD PHARMA SAS

BALANCE SHEET

December 31,
2017
Assets

Current assets:
Cash	$4,739
Prepaid expenses	4,165
Total current assets	8,904

Total Assets	$8,904

Liabilities and Stockholders' (Deficit)

Current liabilities:
Accounts payable	$1,225
Accrued expenses	2,288
Total current liabilities	3,513

Total Liabilities	3,513

Stockholders' (Deficit):
Common stock, COP$500,000 par value, 100 shares authorized;
100 shares issued and outstanding at December 31, 2017	16,461
Additional paid-in capital	80,058
Accumulated other comprehensive income	1,900
Accumulated (deficit)	(93,028)
Total Stockholders' (Deficit)	5,391

Total Liabilities and Stockholders' (Deficit)	$8,904

The accompanying notes are an integral part of these financial statements.

ONE WORLD PHARMA SAS

STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

Inception (July 14, 2017) to
December 31, 2017

Revenue:	$-

Expenses:
General and administrative	76,606
Professional fees	16,422
Total operating expenses	93,028

Operating loss	(93,028)

Net loss	$(93,028)

Other comprehensive income:
Gain on foreign currency translation	$1,900

Net other comprehensive loss	$(91,128)

Weighted average number of common shares outstanding - basic and fully diluted	100

Net loss per share - basic and fully diluted	$(930.28)

The accompanying notes are an integral part of these financial statements.

ONE WORLD PHARMA SAS

STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT) AND COMPREHENSIVE INCOME

				Accumulated
			Additional	Other		Total
	Common Stock		Paid-In	Comprehensive	Accumulated	Stockholders'
	Shares	Amount	Capital	Income (Loss)	Deficit	Equity (Deficit)

Balance, July 14, 2017	-	$-	$-	$-	$-	$-

Common stock sold for cash	100	16,461	80,058	-	-	96,519

Gain on foreign currency translation	-	-	-	1,900	-	1,900

Net loss	-	-	-	-	(93,028)	(93,028)

Balance, December 31, 2017	100	$16,461	$80,058	$1,900	$(93,028)	$5,391

The accompanying notes are an integral part of these financial statements.

ONE WORLD PHARMA SAS

STATEMENT OF CASH FLOWS

Inception (July 14, 2017) to
December 31, 2017
Cash flows from operating activities
Net loss	$(93,028)
Adjustments to reconcile net loss to net cash used in operating activities:
Decrease (increase) in assets:
Prepaid expenses	(4,165)
Increase (decrease) in liabilities:
Accounts payable	1,225
Accrued expenses	2,288
Net cash used in operating activities	(93,680)

Cash flows from financing activities
Proceeds from sale of common stock	96,519
Net cash provided by financing activities	96,519

Effect of exchange rate changes on cash	1,900

Net increase (decrease) in cash	4,739
Cash - beginning	-
Cash - ending	$4,739

Supplemental disclosures:
Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements.

ONE WORLD PHARMA SAS

Notes to Financial Statements

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business

One World Pharma SAS (the Company) is located in Colombia, and is legally constituted as a simplified stock company. Registered in the Chamber of Commerce of Bogotá on July 14, 2017. Its sole headquarters is located in Bogotá, at Calle.

Its main activity is the transformation of cannabis for medical and scientific purposes, which includes manufacture, acquisition in any capacity, import, export, storage, transportation, marketing, and distribution of psychoactive and non-psychoactive cannabis derivatives.

Basis of Presentation

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP) and the rules of the Securities and Exchange Commission (SEC). The Company has adopted a December 31 year-end.

Foreign Currency Translation

The functional currency of the Company is Columbian Peso (COP). The Company has maintained its financial statements using the functional currency, and translated those financial statements to the US Dollar (USD) throughout this report. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency at rates of exchange prevailing at the balance sheet dates. Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Exchange gains or losses arising from foreign currency transactions are included in the determination of net income (loss) for the respective periods.

Comprehensive Income

The Company follows ASC 220, Reporting Comprehensive Income, which establishes standards for reporting and displaying comprehensive income, its components, and accumulated balances in a full-set of general-purpose financial statements. Accumulated other comprehensive income represents the accumulated balance of foreign currency translation adjustments.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Fair Value of Financial Instruments

The Company adopted ASC 820, Fair Value Measurements and Disclosures (ASC 820). ASC 820 defines fair value, establishes a three-level valuation hierarchy for disclosures of fair value measurement and enhances disclosure requirements for fair value measures. The three levels are defined as follows:

-	Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.
-	Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument.
-	Level 3 inputs to valuation methodology are unobservable and significant to the fair measurement.

The carrying value of cash, accounts receivable, accounts payables and accrued expenses are estimated by management to approximate fair value primarily due to the short-term nature of the instruments.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand, cash on deposit with various financial institutions in Columbia, and all highly-liquid investments with original maturities of three months or less at the time of purchase. We have not held any cash equivalents to date.

ONE WORLD PHARMA SAS

Notes to Financial Statements

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation, and we depreciate it on a straight-line basis over the estimated useful lives of the assets. Additions and improvements (including interest costs for construction of qualifying long-lived assets) are capitalized. Maintenance and repair expenses are charged to expense as incurred. The cost of property and equipment sold or disposed of and the related accumulated depreciation are eliminated from the property and related accumulated depreciation accounts, and any gain or loss is credited or charged to other income (expense).

We generally provide for depreciation over the following estimated useful service lives. Additionally, if there are indicators that certain assets may be potentially impaired, we will analyze such assets in accordance with the related GAAP standard. The estimated useful lives for significant property and equipment categories are as follows:

Software	3 years
Furniture and Fixtures and Office Equipment	5 years
Equipment	7 years

Revenue Recognition

The Company recognizes revenue when products are fully delivered, or services have been provided and collection is reasonably assured.

The Company has adopted ASC 606 — Revenue from Contracts with Customers. Under ASC 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts to perform pilot studies by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied. We have not yet generated any revenue.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the year ended December 31, 2017, potential dilutive securities had an anti-dilutive effect and were not included in the calculation of diluted net loss per common share.

Income Taxes

The Company recognizes deferred tax assets and liabilities based on differences between the financial reporting and tax basis of assets and liabilities using the enacted tax rates and laws that are expected to be in effect when the differences are expected to be recovered. The Company provides a valuation allowance for deferred tax assets for which it does not consider realization of such assets to be more likely than not.

Uncertain Tax Positions

In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

ONE WORLD PHARMA SAS

Notes to Financial Statements

Recent Accounting Pronouncements

In June 2018, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which expands the scope of Topic 718 to include share-based payment transactions for acquiring goods and services from nonemployees. An entity should apply the requirements of Topic 718 to nonemployee awards except for specific guidance on inputs to an option pricing model and the attribution of cost (that is, the period of time over which share-based payment awards vest and the pattern of cost recognition over that period). The new guidance is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017, with early adoption permitted. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In February 2018, the FASB issued ASU No. 2018-02, Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income. The guidance permits entities to reclassify tax effects stranded in Accumulated Other Comprehensive Income as a result of tax reform to retained earnings. This new guidance is effective for annual and interim periods in fiscal years beginning after December 15, 2018. Early adoption is permitted in annual and interim periods and can be applied retrospectively or in the period of adoption. The Company is currently in the process of evaluating the impact of adoption on its financial statements.

In May 2017, the FASB issued ASU 2017-09, Compensation-Stock Compensation (Topic 718): Scope of Modification Accounting, which clarifies when a change to the terms or conditions of a share-based payment award must be accounted for as a modification. The new guidance requires modification accounting if the fair value, vesting condition or the classification of the award is not the same immediately before and after a change to the terms and conditions of the award. The new guidance is effective for all entities for annual periods, and interim periods within those annual periods, beginning after December 15, 2017, with early adoption permitted. The Company does not expect the adoption of this ASU to have a material impact on its financial statements.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers. Since ASU 2014-09 was issued, several additional ASUs have been issued to clarify various elements of the guidance. These standards provide guidance on recognizing revenue, including a five-step model to determine when revenue recognition is appropriate. The standard requires that an entity recognize revenue to depict the transfer of control of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. We adopted the new standard to be effective upon inception. We have completed an initial evaluation of the potential impact from adopting the new standard, including a detailed review of performance obligations for all material revenue streams. Based on this initial evaluation, adoption does not have a material impact on our financial position, results of operations, or cash flows. Related disclosures have been expanded in line with the requirements of the standard.

There are no other recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on its financial position, results of operations, or cash flows.

ONE WORLD PHARMA SAS

Notes to Financial Statements

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has incurred recurring losses from operations resulting in an accumulated deficit of ($93,028), and as of December 31, 2017, the Company’s cash on hand may not be sufficient to sustain operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing new customers to increase revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. Management believes these factors will contribute toward achieving profitability. The accompanying financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. These financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party Transactions

On July 18, 2017, the Company issued 100 shares of stock in aggregate to the three founders of the Company for $96,519 in cash, or 289,530,000 COP (original authorized price of 500,000 COP per share). The authorized price per share was subsequently amended and increased to 2,895,300 COP on April 12, 2018.

Note 4 – Fair Value of Financial Instruments

Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company has certain financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

ONE WORLD PHARMA SAS

Notes to Financial Statements

The following schedule summarizes the valuation of financial instruments at fair value on a recurring basis in the balance sheet as of December 31, 2017:

	Fair Value Measurements at December 31, 2017
	Level 1	Level 2	Level 3
Assets
Cash	$4,739	$-	$-
Total assets	4,739	-	-
Liabilities
None	-	-	-
Total liabilities	-	-	-
	$4,739	$-	$-

There were no transfers of financial assets or liabilities between Level 1, Level 2 and Level 3 inputs for the year ended December 31, 2017.

Note 5 – Prepaid Expenses

The Company prepaid $4,165 of legal and travel fees that were expensed in 2018.

Note 6 – Stockholders’ Equity

Company is authorized to issue an aggregate of 100 shares of common stock with a par value of $500,000 (COP). As of December 31, 2017, there were 100 shares of common stock outstanding.

On July 18, 2017, the Company issued 100 shares of stock in aggregate to the three founders of the Company for $96,519 in cash, or 289,530,000 COP (original authorized price of 500,000 COP per share). The authorized price per share was subsequently amended and increased to 2,895,300 COP on April 12, 2018.

Note 7 – Income Taxes

The income tax expense comprises the current tax and the deferred tax.

The current tax payable is based on the tax earnings recorded during the year. The tax profit differs from the earnings reported in the state of profit or loss and another integral result, due to the items of income or expenses taxable or deductible in other years and items that are never taxable or deductible. The Company’s liability for the current tax is calculated using the tax rates promulgated or substantially approved at the end of the reporting period. The Company determines the provision for income tax and supplementary and income tax for equity (CREE) based on the taxable income or presumptive rent, the largest, estimated at rates specified in the tax law.

The deferred tax is recognized on the temporary differences between the carrying amount of the assets and liabilities included in the financial statements and the corresponding tax bases used to determine the tax profit. Deferred tax liability is generally recognized for all temporary tax differences. A deferred tax asset shall be recognized, because of all deductible temporary differences, to the extent that the entity is likely to have future fiscal gains against which to charge those deductible temporary differences.

Current and deferred taxes shall be recognized in profits or losses, except when related to items related to another integral result directly in the equity, in which case the current or deferred tax is also recognized in Another integral result or directly in the patrimony, respectively.

Note 8 – Subsequent Events

On May 30, 2018, the Company and its shareholders entered into a share exchange agreement whereby the Company’s shareholders sold 100% of the Company’s issued and outstanding shares to OWP Ventures, Inc. in exchange for 10,200,000 shares of OWP Ventures, Inc. As a result of the transaction, the Company is now a wholly-owned subsidiary of the OWP Ventures, Inc.